UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 11, 2018

Republic Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14267	65-0716904
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18500 North Allied Way Phoenix, Arizona		85054
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (480) 627-2700

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§232.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07 Submission of Matters to a Vote of Security Holders	3
SIGNATURES	5

Item 5.07	Submission of Matters to a Vote of Security Holders

On May 11, 2018, Republic Services, Inc. (“Republic” or the “Company”) held its 2018 Annual Meeting of Shareholders. The shareholders voted on the matters set forth below:

1. The nominees for election to the Board of Directors were elected, each for a one-year term, based upon the following votes:

Nominee	Votes For	Votes Against	Abstentions	Broker Non Votes
Manuel Kadre	290,898,403	246,844	65,941	13,379,990
Tomago Collins	290,897,108	246,641	67,439	13,379,990
Thomas W. Handley	289,664,638	1,477,586	68,964	13,379,990
Jennifer M. Kirk	290,329,210	821,341	60,637	13,379,990
Michael Larson	274,862,325	16,199,208	149,655	13,379,990
Kim S. Pegula	286,123,146	4,947,228	140,814	13,379,990
Ramon A. Rodriguez	284,691,760	6,452,292	67,136	13,379,990
Donald W. Slager	290,943,279	202,964	64,945	13,379,990
John M. Trani	290,455,713	686,055	69,420	13,379,990
Sandra M. Volpe	290,303,758	847,959	59,471	13,379,990

2. The proposal to approve the compensation of the Company’s named executive officers was approved based upon the following advisory, non-binding votes:

Votes for	284,588,370
Votes against	5,763,371
Abstentions	859,447
Broker non-votes	13,379,990

3. The proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2018 was approved based upon the following votes:

Votes for	301,153,748
Votes against	3,356,709
Abstentions	80,721
Broker non-votes	—

4. The proposal to approve the Republic Services Inc. 2018 Employee Stock Purchase Plan was approved based upon the following votes:

Votes for	290,261,694
Votes against	709,377
Abstentions	240,117
Broker non-votes	13,379,990

5. The shareholder proposed regarding political contributions and expenditures was not approved based upon the following votes:

Votes for	81,765,846
Votes against	199,129,983
Abstentions	10,315,359
Broker non-votes	13,379,990

An Arizona statute, on its face, applies to any public company that is headquartered in Arizona, has assets of at least $1 million in Arizona and has more than 500 Arizona employees. The statute provides that if a person or group acquires 20% or more of the stock of such a company, the shares in excess of the 20% threshold may not be voted on matters other than the election of directors (subject to limited exceptions). In a 2007 decision, a federal court in Arizona stated that the statute is unconstitutional and unenforceable in the case of an entity, like Republic, that is incorporated in Delaware. If the statute were deemed to be enforceable and applicable to us and to the shares of our common stock held by Cascade Investment, L.L.C. (“Cascade”) (which held approximately 33.0% of our common stock as of the record date for the Annual Meeting), approximately 43 million fewer shares would have been voted for each of proposals two through five, but the outcome of the decisions on those matters would not have been impacted. The Company does not currently take any position regarding the enforceability of the statute or its application to us or the common stock voted by Cascade.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPUBLIC SERVICES, INC.

Date: May 11, 2018	By:	/S/ CHARLES F. SERIANNI
Charles F. Serianni
Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)

	By:	/S/ BRIAN A. GOEBEL
Brian A. Goebel
Vice President and Chief Accounting Officer (Principal Accounting Officer)

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